NYSE Amex Equities Exchange Symbol - UEC
FOR IMMEDIATE RELEASE

August 31, 2011

Uranium Energy Corp Acquires Major South Texas Uranium Exploration Database

Corpus Christi, TX - August 31, 2011 - Uranium Energy Corp (NYSE-AMEX: UEC, "UEC" or the "Company") is pleased to announce that it has entered into a definitive purchase and sale agreement with Uranium One Inc. which provides for the acquisition by the Company of a South Texas uranium database package (the "Database") from Uranium One.

This strategic Database is to be acquired for a value of $900,000, comprised of $400,000 in cash and 159,236 common shares of the Company at a price of $3.14, and will significantly advance the Company's ongoing exploration efforts in South Texas.  The Database contains over 40 uranium targets that the Company plans to evaluate.

The Database is an evaluation of the uranium potential within the Goliad Formation located along the South Texas Uranium Belt, an area extending from south of Houston to the Mexican border. The Company's Palangana, Goliad, Salvo and Nichols projects are all within the Goliad Formation. The study encompasses an area approximately the size of Pennsylvania.

Amir Adnani, President and CEO, stated, "UEC's Hobson processing plant forms the basis of our regional production strategy in South Texas and is located in the area of study, making this Database particularly useful for us. UEC is incorporating this Database and the associated acquisition and exploration targets into its ongoing efforts to develop additional uranium sources for processing at the Hobson plant."

The acquisition of this data fits into Uranium Energy Corp's strategy of targeting properties for acquisition that have already been the subject of significant exploration and development by senior energy companies in the past.

The Database includes raw and interpreted data compiled and updated by Total Minerals, including logs from Mobil Oil Corporation's uranium division (Mobil) from the mid-1980's. Specifically, the Database contains:

    4,894 South Texas uranium logs - 2.8 million feet of drilling

    13,882 South Texas oil and gas logs - 41.6 million feet

    Data on +40 uranium targets to be evaluated

    752 maps and sections across South Texas

    103 reports and analyses documenting the Study

In 1993, Total Minerals was succeeded in ownership of U.S. uranium properties and facilities, including the Christensen-Irigaray property, by Cogema. Cogema was later superseded by AREVA. Uranium One obtained the Database as part of its recent acquisition of the Christensen-Irigaray ISR projects from AREVA.

About Uranium Energy Corp

Uranium Energy Corp. (NYSE-AMEX: UEC) is a U.S.-based uranium production, development and exploration company operating North America's newest emerging uranium mine. The Company's fully licensed and permitted Hobson processing facility is central to all of its projects in South Texas, including the Palangana in-situ recovery project, which is ramping up initial production, and the Goliad in-situ recovery project which has been granted its Mine Permit and is in the final stages of mine permitting for production. The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact North America: Investor Relations, Uranium Energy Corp.:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE-AMEX: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws, including the Private Securities Litigation Reform Act of 1995. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Forward looking statements included in this news release relate to management's expectation that the Database will significantly advance the Company's ongoing exploration efforts in South Texas. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended.Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.